Exhibit 99.1
JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.
Dated: February 9, 2023

CANTILLON CAPITAL MANAGEMENT LLC

By: Cantillon Management L.P., its managing member

By: Cantillon Inc., its general partner

By: /s/ Kevin S. Aarons
Name:  Kevin S. Aarons
Title:  Authorized Person

CANTILLON MANAGEMENT L.P.
By: Cantillon Inc., its general partner
By: /s/ Kevin S. Aarons
Name: Kevin S. Aarons
Title: Authorized Person
CANTILLON INC.
By: /s/ Kevin S. Aarons
Name:  Kevin S. Aarons
Title:  Authorized Person

/s/ William Von Mueffling
WILLIAM VON MUEFFLING